Exhibit 3(i)


              CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                        OFFICE AND REGISTERED AGENT

                                   OF

                          DRESSER INDUSTRIES, INC.



                          ________________________

   I, R.R. Morris, Vice President - Corporate Counsel of DRESSER INDUSTRIES, INC., a Corporation of the State of Delaware, does hereby certify that the following is a true copy of a resolution adopted by the Board of Directors at a meeting held on November 16, 1995:

   RESOLVED: That each officer of the Company be, and hereby is individually, authorized to take such action as deemed appropriate or necessary to effect change of the registered agent of the Company from The Corporation Trust Company to Corporation Service Company in each jurisdiction in which the Company does business.

   FURTHER RESOLVED: That the address of the Company's registered office in Delaware shall be as provided in Article I, Section 1 of the Company's By-Laws as hereinafter amended.

   FURTHER RESOLVED: That Section 1, Principal Office in Delaware, of
   Article I, of the Company's By-Laws, be, and the same hereby is, amended to read as follows, effective at the time and on the date of filing a certificate certifying the change of registered agent in the office of the Secretary of State of Delaware:

      The principal office shall be in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed on this 5th day of January, A.D. 1996.

                                  /s/ Rebecca R. Morris
                                  ----------------------------------
                                  R.R. Morris,
                                  Vice President - Corporate Counsel

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

     DRESSER INDUSTRIES, INC., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Dresser Industries, Inc. resolutions were duly adopted setting for a proposed amendment to the Restated Certificate of Incorporation, as amended, of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the shareholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     Resolved: That Section A of Article IV of the Restated Certificate of Incorporation, as amended, of this Company be, and it hereby is, amended in its entirety to read as follows:

     "A.  Authorized Shares and Classes of Stock.
          The total number of shares of all classes of stock which the Corporation shall have authority to issue is four hundred ten million (410,000,000) shares, which shall be divided into two classes as follows: ten million (10,000,000) shares of Preferred Stock without par value and four hundred million (400,000,000) shares of Common Stock of the par value of twenty five cents (25 CENTS) each."

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the Annual Meeting of the Shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by John J. Murphy, its Chairman of the Board and President, and attested by Stanley E. McGlothlin, its Assistant Secretary, this 21st day of March 1991.

                                   DRESSER INDUSTRIES, INC.
                                   /s/ JOHN J. MURPHY
                                   ------------------------------------
                                   John J. Murphy
                                   Chairman of the Board and President

ATTEST:

By:  /s/ STANLEY E. MCGLOTHLIN
     -------------------------
     Stanley E. McGlothlin
     Assistant Secretary

                                     AMENDED
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                            DRESSER INDUSTRIES, INC.

                     Pursuant to Section 151 of the Delaware

                             General Corporation Law

     Dresser Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     1. That by resolution of the Board of Directors of the Company adopted April 17, 1986, and by a Certificate of Designations filed in the office of the Secretary of State of Delaware on April 22, 1986, the Company authorized the issuance of a series of 1,000,000 shares of Series A Junior Participating Preferred Stock of the Company (the "Series A Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof.

     2. That as of the date hereof no shares of such Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock have been issued.

     3. That pursuant to authority conferred on the Board of Directors of the Company by its Restated Certificate of Incorporation, as amended, and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on August 16, 1990 adopted the following resolution changing the designation of such series of stock from "Series A Junior Participating Preferred Stock" to "Series A Junior Preferred Stock" and amending in their entireties the voting powers, preferences, and relative, participating, optional or other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof effective upon the redemption of the rights (the "1986 Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust Company of New York, as Rights Agent, dated as of April 17, 1986.

     RESOLVED, that effective upon the redemption of the 1986 Rights and pursuant to the authority conferred upon the Board of Directors of the Company by its Restated Certificate of Incorporation and by the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the voting powers, preferences and relative participating, optional or other special rights of the Series A Preferred Stock of the Company, and the qualifications, limitations or restrictions thereof, be and the same hereby are, amended in their entireties to be as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,000,000.

     Section 2.  DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.25 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, on the first day of each of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $10 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares or Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value of such share), then in each such event the Company shall simultaneously pay on each then outstanding share of Series
A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Series A Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Series A Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after October 3, 1990 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Series A Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) So long as any shares of Series A Preferred Stock are outstanding, no dividend or other distribution (other than a dividend or distribution paid in shares of Common Stock) shall be paid or set apart for payment by the Company on the Common Stock, unless, in each case, the full dividends on all outstanding shares of Series A Preferred Stock to which the holders thereof are entitled shall have been paid. No dividends shall be paid or declared or set apart for payment on the Series A Preferred Stock in respect of any period unless dividends shall be or have been paid, or declared and set apart for payment, pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with the Series A Preferred Stock so that the amount of dividends declared on the Series A Preferred Stock shall bear the same ratio to the amount declared on each such other series as the accrued dividends on the Series A Preferred Stock shall bear to the accrued dividends on each such other series. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on shares of Series Preferred Stock. Accruals of dividends shall not bear interest.

     (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the Shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.
The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after October 3, 1990 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or By-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Restated Certificate of Incorporation or the authorizing resolutions included in the certificate of designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

          (D) Except as otherwise required by the Restated Certificate of Incorporation or By-laws or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4.     CERTAIN RESTRICTIONS.

          (A) Whenever Preferential Dividends or Series A Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Series A Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

          (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient to elect a majority of the board of directors or others persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

     (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of August 16, 1990 between the Company and Harris Trust Company of New York, as Rights Agent, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred
to as "Liquidation Multiple".   In the event the Company shall at any time after
October 3, 1990 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  CERTAIN RECLASSIFICATION AND OTHER EVENTS.

     (A) In the event that holders of shares of Common Stock of the Company receive after October 3, 1990 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

     (B) In the event that holders of shares of Common Stock of the Company receive after October 3, 1990 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

     (C) In the event that holders of shares of Common Stock of the Company receive after October 3, 1990 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

     (D) For purposes of this Section 7, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are no listed or admitted to trading on any national securities exchange, the last quoted price or, if no so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be describe in a statement filed with the Secretary of the Company.

     Section 8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

     Section 9.  EFFECTIVE TIME OF ADJUSTMENTS.

     (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

     (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Not withstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

     Section 10. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation of the Company.

     Section 11. RANKING. Unless otherwise provided in the Restated Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

     Section 12. AMENDMENT. The provisions hereof and the Restated Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of Stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, I have executed and subscribed this Amended and Restated Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 29th day of August, 1990.


                                   /s/ JOHN J. MURPHY
                                   ------------------------------------
                                   Name:  JOHN J. MURPHY
                                   Title:   Chairman of the Board of Directors
                                            and President

ATTEST:


/s/ REBECCA R. MORRIS
- ---------------------
Rebecca R. Morris
Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

     DRESSER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Dresser Industries, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the shareholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That the following article shall be added as a new Article VIII to the Restated Certificate of Incorporation, as amended, of the Company:

                                  ARTICLE VIII

          SECTION 1.  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

          No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such Director as a Director, except for any matter in respect of which such Director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of Section 1 of this Article VIII shall eliminate or reduce the effect of Section 1 of this Article VIII in respect of any matter occurring, or any cause of action suit or claim that, but for Section 1 of this Article VIII would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

          SECTION 2.  INDEMNIFICATION AND INSURANCE

          A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, "Corporate Agent"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer of the Corporation or Corporate Agent or in any other capacity while serving as a Director, officer, or Corporate Agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, or Corporate Agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding
          (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contractual right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and other agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors, officers and Corporate Agents.

          B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph A of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met that applicable standard of conduct.

          C. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors, or otherwise.

          D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the Annual Meeting of the Shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by John J. Murphy, its Chairman of the Board and President, and attested by Rebecca Morris, its Assistant Secretary, this 19th day of March, 1987.


                                       DRESSER INDUSTRIES, INC.



                                       /s/ JOHN J. MURPHY
                                       --------------------------------------
                                       John J. Murphy
                                       Chairman of the Board and President


ATTEST:



By /s/ REBECCA MORRIS
   ------------------
   Rebecca Morris
   Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

DRESSER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Dresser Industries, Inc. resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation, as amended, of said corporation, declaring said amendments to be advisable and directing that the amendments proposed be considered at the next annual meeting of the shareholders of said corporation. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED: That the following article shall be added as a new Article VI to the Restated Certificate of Incorporation, as amended, of the Company:

                                   ARTICLE VI

     Section 1. Vote Required for Certain Business Combinations.

     A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, or any resolution or resolutions of the Board of Directors adopted pursuant to
Article IV of the Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article VI:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer dividend or distribution (other than on a pro rata basis to all stockholders) or other disposition (in one transaction or a series of transactions) to, with or from any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $100 million or more; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v) any reclassification of securities (including any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Equity Security (as hereinafter defined) of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (vi) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing;

shall require the affirmative vote of the holders of at least 70% of the voting power or all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to in this Article VI as "Voting Stock"), voting together as a single class
(it being understood that, for purposes of this Article VI, each share of the voting Stock shall have the number of votes granted to it pursuant to Article IV of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or pursuant to Article IV of the Restated Certificate of Incorporation.

     B. DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of Paragraph A of Section 1 of this
Article VI.

     Section 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, and any resolution or resolutions adopted by the Board of Directors pursuant to Article IV of this Restated Certificate of Incorporation, as amended, if the conditions specified in either of the following Paragraphs A and B are met:

     A. APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

     B. PRICE AND PROCEDURE REQUIREMENTS. All of the six conditions specified in subparagraph (i) through (vi) shall have been met:

          (i) The aggregate of (a) the cash and (b) the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business combination shall be at least equal to the higher of the following (it being intended that the requirements of this subparagraph (B) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in order to acquire any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               (b) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher.

          (ii) The aggregate amount of (a) the cash and (b) the Fair Market Value, as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B (ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in order to acquire any shares of such class or series of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (c) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

          (iii) The consideration to be received by holders of shares of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
     (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding stock having a preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information Statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3.     CERTAIN DEFINITIONS.  For the purpose of this Article VI:

A. A "person" shall mean any individual, firm, group, corporation, partnership, or other entity.

B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the beneficial owner directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C.   A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote, or to direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or

          (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

     F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided, however, that for the purpose of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

     G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with, and not a nominee of, any Interested Stockholder and was a member of the Board of Directors immediately prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with and not a nominee of, any Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     H. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (b) in the case of stock of any class or series that is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the Fair Market Value of such stock or property, as the case may be, on the date in question as determined by a majority of the Board of Directors in good faith.

     I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs B(i) and B(ii) of Section 2 of this Article VI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     J.   "Equity Security" shall have the meaning ascribed to such term in
Section 3(a) (11) of the Securities Exchange Act of 1934 as in effect on January 1, 1985.

     Section 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI, including, without limitation, (a) whether a person in an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 2B of this Article VI have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate
Fair Market Value of $100,000,000 or more.

     Section 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     Section 6. AMENDMENTS. In addition to any requirement of law and any other provisions of the Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of the Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Restated Certificate of Incorporation, By-Laws or any such resolution or resolutions), the affirmative vote of the holders of 70% or more of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class, shall be required to amend, alter or repeal, or adopt any provisions inconsistent with, this Article VI or any provisions thereof.

          RESOLVED: That the following article shall be added as a new Article VII to the Restated Certificate of Incorporation as amended, of the
          Company:

                                   ARTICLE VII

     Section 1. VOTE REQUIRED FOR PREVENTION OF "GREENMAIL". Any direct or indirect purchase or other acquisition by the Corporation of any shares of any Voting Stock (as hereinafter defined) of the Corporation from any Selling Securityholder (as hereinafter defined) who has beneficially owned any of such shares of Voting Stock for less than two years prior to the date of such purchase or other acquisition or any agreement in respect thereof, shall, except as hereinafter expressly provided in Section 2 of this Article VII, require the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of Voting Stock, excluding Voting Stock beneficially owned by such Selling Security holder, voting together as a single class (it being understood that for the purposes of this Article VII, each share of the Voting Stock not beneficially owned by such selling Securityholder shall have the number of votes granted to it pursuant to Article IV of the Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

     Section 2.  WHEN VOTE IN SECTION 1 IS NOT REQUIRED.  The provisions of
Section 1 of this Article VII shall not be applicable to any purchase or other acquisition by the Corporation form a Selling Securityholder of shares of Voting Stock owned by said Selling Securityholder which purchase or acquisition is made as part of a tender or exchange offer by the Corporation to purchase Voting Stock of the same class made on the same terms to all holders of such Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), or for the purchase from any Selling Securityholder of shares of Voting Stock by the Corporation at the Fair Market Value thereof, as hereinafter defined, but any such purchase or acquisition shall require only such affirmative vote as may be required by law or any other provision of this Restated Certificate of Incorporation, or otherwise.

     Section 3.  CERTAIN DEFINITIONS.  For the purpose of this Article VII:

     A. A "person" shall mean any individual, firm, partnership, corporation or other entity.

     B. "Selling Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the class of Voting Stock to be acquired; or

               (ii) is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of Voting Stock to be acquired; or

               (iii) is an assignee or has otherwise succeeded to any shares of the class of Voting Stock to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Selling Securityholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Acts of 1933.

     C. A person shall be a "beneficial owner" of any Voting Stock of any class of the Corporation:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote or direct the voting of pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Stock of any class of the Corporation.

     D. For the purpose of determining whether a person is a Selling Securityholder pursuant to Paragraph B of this Section 3, the relevant class of Voting Stock outstanding shall be deemed to comprise all shares of Voting Stock deemed owned through application of Paragraph C of this Section 3, but shall not include other shares of Voting Stock of such class which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribe to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

     F. "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation.

     G. "Fair Market Value" as used in Section 2 of this Article VII means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such Voting Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock is not listed on such Exchange, the highest closing bid quotations with respect to a share of such Voting Stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock as determined by a majority of the Board of Directors of the Corporation in good faith.

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the Annual Meeting of the Shareholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on April 3, 1985.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by Lillian Edwards, its Vice President, and attested by Rebecca Morris, its Assistant Secretary, this 1st day of April, 1985.

                                       DRESSER INDUSTRIES, INC.

                                       /s/ LILLIAN EDWARDS
                                       --------------------------------------
                                       Lillian Edwards
                                       Vice President

ATTEST:



BY:  /s/ REBECCA MORRIS
     ------------------
     Rebecca Morris
     Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                    RESTATED CERTIFICATE OF INCORPORATION


     DRESSER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Dresser Industries, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of said corporation, declaring said amendment to be advisable and calling a metting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That Section A of Article IV of the Restated Certificate of Incorporation, as amended, of this Company be, and it hereby is, amended in its entirety to read as follows:

          "A. Authorized Share and Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred ten million (210,000,000) shares, which shall be divided into two classes as follows: ten million (10,000,000) shares of Preferred Stock without par value and two hundred million (200,000,000) shares of Common Stock of the par value of twenty-five cents (25 CENTS) each."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of the Shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Restated Certificate of Incorporation, as amended, shall be effective on October 16, 1980.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by D. D. Rost, its Executive Vice President, and attested by Lillian Edwards, its Secretary, this 15th day of October, 1980.

                                        DRESSER INDUSTRIES, INC.



                                        By:   /s/ D.D. Rost
                                           -----------------------------
                                             D. D. Rost
                                             Executive Vice President

     CORPORATE SEAL

ATTEST:

By:     /s/ Lillian Edwards
   -------------------------------
     Lillian Edwards
     Secretary

                          CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION

     DRESSER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Dresser Industries, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That Section A of Article IV of the Restated Certificate of Incorporation of this Company be, and it hereby is, amended in its entirety to read as follows:

          "A. Authorized Shares and Class of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy million (70,000,000) shares, which shall be divided into two classes as follows: ten million (10,000,000) shares of Preferred Stock without par value and sixty million (60,000,000) shares of Common Stock of the par value of twenty-five cents (25 CENTS) each."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on March 16, 1976.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by J. V. James, its President, and attested by Lillian Edwards, its Secretary, this 16th day of March, 1976.

                                        DRESSER INDUSTRIES, INC.



                                        By:   /s/ J. V. James
                                           -----------------------------
                                             J. V. James
                                             President

     CORPORATE SEAL

ATTEST:

By:     /s/ Lillian Edwards
   ------------------------------
     Lillian Edwards
     Secretary

                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          DRESSER INDUSTRIES, INC.


     DRESSER INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Dresser Industries, Inc., and the name under which the corporation was originally incorporated is Ervay Street Corporation.

     The date of filing its original Certificate of Incorporation with the Secretary of State was April 23, 1996.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                                 ARTICLE I

     The name of the Corporation shall be "Dresser Industries, Inc."

                                 ARTICLE II

     The principal office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the Resident Agent in charge thereof is The Corporation Trust Company, whose address is 100 West Tenth Street, Wilmington, Delaware.

                                ARTICLE III

     The nature of the business and purposes to be conducted or promoted by the Corporation is any lawful act or activity, including but not limited to manufacturing, for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE IV

          A.   Authorized Shares and Classes of Stock.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000) shares, which shall be divided into two classes as follows: ten million (10,000,000) shares of Preferred Stock without par value and thirty million (30,000,000) shares of Common Stock of the par value of twenty-five cents (25 CENTS) each.

          B.   Designations, Powers, Preferences and Rights in
               Respect of the Shares of Preferred Stock (as set forth in Exhibit A of Agreement of Merger filed
               October 26, 1967).

     (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (b) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the power, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

     (i) The distinctive designation and number of shares compromising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

     (ii) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

     (iii) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, the rights of the holders of shares of such series called for redemption and any other terms and conditions of such redemption;

     (iv) The rights to which the holders of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary, or involuntary liquidation, dissolution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates;

     (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (vi) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

     (vii) The voting powers, full and/or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters;

     (viii) Whether or not the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

     (ix) Whether or not the holders of shares of such series shall be entitled to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into stock of any class and, if so entitled, the qualifications, conditions, limitations and restrictions of such right; and

     (x) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.


     (c) The shares of each series of Preferred Stock shall entitle the holders thereof to receive, when, as and if declared by the Board of Directors out of funds legally available for dividends, cash dividends at the rate, under the conditions, for the periods and on the dates fixed by the resolution or resolutions of the Board of Directors pursuant to authority granted in this Section B, for each series, and no more, before any dividends on the Common Stock, other than dividends payable in Common Stock, shall be paid or set apart for payment. If and so long as dividends are not paid in full, or declared in full and set apart for the payment thereof, on all outstanding series of Preferred Stock which rank equally as to dividends, then no dividends shall be paid, or declared and set apart for payment, on any particular series of such Preferred Stock, unless dividends shall be or have been paid, or declared and set apart for payment, ratably on all shares of Preferred Stock of all series ranking equally as to dividends with such particular series, so that the amount of dividends per share declared on such particular series shall bear the same ratio to the aggregate amounts per share declared on all such series as the annual dividend rate of such particular series shall bear to the aggregate annual dividend rates of all such series; provided, however, that this provision shall not operate to permit or require the declaration or payment of dividends on any series of such Preferred Stock except to the extent that the dividends accrued or in arrears thereon shall at such times be unpaid. The term "dividends accrued or in arrears", as used herein shall be deemed to mean, in the case of cumulative Preferred Stock of any such series, an amount which shall be equal to dividends at the annual dividend rate per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such series, less the amount of all dividends theretofore paid upon the shares of such series, and in the case of noncumulative Preferred Stock of any such series shall be deemed to mean dividends for the then current dividend payment period at the rate provided for such series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

     (d) Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors creating such series.

     (e) In the event of any voluntary of involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of each series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of shares of each such series on such voluntary or involuntary liquidation, dissolution or winding up, as the case may be. If such payment shall have been made in full, to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock. If upon any such liquidation, dissolution or winding up, the net assets of the Corporation available for distribution among the holders of any one of more series of the Preferred Stock which (x) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution or winding up, and (y) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of the foregoing provisions.

     (f) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors pursuant to this Section B, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever, including, but not limited to, any action to

     (i) increase the authorized number of shares of the Preferred Stock or of any series thereof,

     (ii) create shares of stock of any class ranking prior to or on a parity with any series of the Preferred Stock with respect to any preferences or voting powers, or

     (iii) authorize a new series of the Preferred Stock having preferences or voting powers ranking prior to or on a parity with any series of the Preferred Stock with respect to any preferences or voting powers.

          C. Limitations, Relative Rights and Powers in Respect of Shares of Common Stock.

     (1) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Section B) shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as purchase, retirement, or sinking funds (fixed pursuant to Section B), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     (2) After distribution in full of the preferential amount, if any, (fixed pursuant to Section B) to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     (3) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him on all matters voted upon by the stockholders.

                                  ARTICLE V

     In furtherance and not in limitation of the powers conferred under the corporation laws of Delaware, the Board of Directors of the Corporation is expressly authorized to make by-laws not inconsistent with law or with its certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees, and to alter, amend or repeal same from time to time.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     5. This Restated Certificate of Incorporation shall be effective on October 1, 1975.

     IN WITNESS WHEREOF, said Dresser Industries, Inc. has caused this certificate to be signed by J. V. James, its President, and attested by J. D. Mayson, its Secretary, this 24th day of September, 1975.


                                             DRESSER INDUSTRIES, INC.


                                             By:      /s/ J. V. James
                                                -----------------------------
                                                  J. V. James, President

ATTEST:


By:       /s/ J. D. Mayson
   -----------------------------
     J. D. Mayson, Secretary